UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

DELEK US HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38142

Delaware	35-2581557
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

310 Seven Springs Way, Suite 500, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 771-6701

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry Into a Material Definitive Agreement

Indenture and Notes

On September 29, 2026, Delek US Holdings, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $460,000,000 aggregate principal amount of the Company’s 0.00% Convertible Senior Notes due 2031 (the “Notes”), pursuant to an indenture, dated September 29, 2026 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed, on a senior unsecured basis, by each of the Company’s subsidiaries that guarantees the Company’s term loan facility (the “Term Loan Credit Facility”) and asset-based revolving credit facility.

The Notes are senior unsecured obligations of the Company. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Company will, however, be required to pay special interest, if any, in respect of the Notes under certain circumstances as specified in the Indenture. The Notes mature on November 1, 2031 unless earlier converted, redeemed or repurchased.

Holders may convert all or any portion of their Notes, in integral multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding August 1, 2031 only under the following circumstances:

•

at any time during the 30 consecutive trading day period beginning on, and including, the 21st trading day of any fiscal quarter commencing after the fiscal quarter ending on December 31, 2026, if the last reported sale price of the Company’s common stock, par value $0.01 per share (the “Common Stock”) is greater than or equal to 150% of the conversion price for each of at least five trading days (whether or not consecutive) during the first 20 consecutive trading days of such fiscal quarter;

•

during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock, and the conversion rate on each such trading day;

•

if the Company calls such Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called) for redemption; or

•	upon the occurrence of certain corporate events, as specified in the Indenture.

In addition, holders may convert their Notes, in multiples of $1,000 principal amount, at their option at any time on or after August 1, 2031, and prior to the close of business on the second scheduled trading day immediately preceding the November 1, 2031 maturity date of the Notes, without regard to the foregoing circumstances.

The initial conversion rate for the Notes is 11.7219 shares of the Company’s Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $85.31 per share of Common Stock), which represents a conversion premium of approximately 27.5% over the last reported sale price of $66.91 per share of Common Stock on the New York Stock Exchange on September 24, 2026.

The Company may not redeem the Notes prior to November 6, 2029, except in the event of a cleanup redemption (as defined below). On or after November 6, 2029, the Company may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption (an “optional redemption”). If the Company redeems less than all the outstanding Notes in an optional redemption, at least $100 million aggregate principal amount of the Notes must be outstanding and not subject to optional redemption as of the relevant redemption date. In addition, the Notes will be redeemable at any time if the aggregate principal amount of the Notes that remains outstanding is less than 10% of the aggregate principal amount of the Notes initially issued in the Offering and certain other conditions are satisfied (a “cleanup redemption”). No sinking fund is provided for the Notes. The redemption price for any optional redemption or cleanup redemption will be 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions and limited exceptions, holders of Notes may require the Company to repurchase for cash all or any portion of their Notes at a price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. In addition, in connection with certain corporate events or if the Company calls any Notes for redemption, the Company will, under certain circumstances, increase the conversion rate applicable to Notes that are converted in connection with such corporate event or Notes that are called (or deemed called) for redemption and converted in connection with such notice of redemption, as the case may be.

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1)  default in any payment of special interest on any note when due and payable and the default continues for a period of 30 consecutive days;

(2)  default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon cleanup redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)  failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

(4)  failure by the Company to give (i) a fundamental change notice, when required by the Indenture, or notice of a make-whole fundamental change, in either case when due and such failure continues for two business days, or (ii) notice of a specified corporate transaction when due and such failure continues for three business days;

(5)  default by the Company in any of its obligations with respect to consolidation, merger, sale, lease and transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole;

(6)  failure by the Company or any guarantor for 60 consecutive days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of the Company’s or any guarantor’s other agreements contained in the Notes or the Indenture;

(7)  default by the Company or any guarantor with respect to any indebtedness for money borrowed in excess of $200,000,000 (or its foreign currency equivalent) in the aggregate of the Company or any guarantor, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled, such failure to pay or default shall not have been cured or waived or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture;

(8)  certain events of bankruptcy, insolvency, or reorganization of the Company or any guarantor of the Notes that is a significant subsidiary (as defined in the Indenture); or

(9)  except as expressly permitted by the Indenture, including, for the avoidance of doubt, by reason of the release of such guarantee in accordance with the terms of the Indenture, any guarantee of any guarantor is held in any judicial proceeding to be unenforceable or invalid or otherwise ceases to be in full force and effect or any guarantor denies or disaffirms its obligations under its guarantee.

In case of an event of default described in clause (8) above with respect to the Company, then 100% of the principal of and accrued and unpaid special interest, if any, on the Notes will automatically become due and payable.

In the case of an event of default (other than an event of default described in clause (8) above) with respect to the Company occurring and is continuing, then the Trustee, by notice to the Company, or holders of at least 25% in principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal amount of, and all accrued and unpaid special interest, if any, on, the Notes then outstanding to become due and payable immediately.

In connection with the Offering, the Company received net proceeds, after deducting the Initial Purchasers’ discounts and commissions, of $449.1 million. A portion of the net proceeds from the Offering was used to fund the cost of entering into the Capped Call Transactions. The Company will use the remainder of the net proceeds for general corporate purposes, which will include the partial repayment of amounts outstanding under the Term Loan Credit Facility, including accrued interest and related fees and expenses.

The foregoing description of the Indenture and Notes is a summary and is not complete and is qualified in its entirety by reference to the full text of the Indenture and form of Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

On September 24, 2026, in connection with the pricing of the Notes, and on September 25, 2026, in connection with the exercise in full by the Initial Purchasers of their option to purchase additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with one or more of the Initial Purchasers or affiliates thereof and/or other financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock that initially underlie the Notes, and are expected generally to reduce potential dilution to the Company’s Common Stock upon conversion, if any, of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon conversion of the Notes, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions is initially approximately $117.09 per share, which represents a premium of approximately 75% over the last reported sale price of the Company’s Common Stock of $66.91 per share on the New York Stock Exchange on September 24, 2026, and is subject to certain adjustments under the terms of the Capped Call Transactions. The cost of the Capped Call Transactions was approximately $34.3 million.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The foregoing description of the Capped Call Transaction is a summary and is not complete and is qualified in its entirety by reference to the full text in the form of confirmation for the Capped Call Transactions filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believed are qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of Common Stock. Initially, a maximum of 6,874,884 shares of Common Stock may be issued upon conversion of the Notes based on the initial maximum conversion rate of 14.9454 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The information related to the issuance of the Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 - Other Events

Purchase Agreement

On September 24, 2026, the Company entered into a purchase agreement (the “Purchase Agreement”) with Mizuho Securities USA LLC, Wells Fargo Securities, LLC and Truist Securities, Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), in connection with the Offering. In addition, pursuant to the terms of the Purchase Agreement, the Company granted the Initial Purchasers a 13-day option to purchase additional Notes on the same terms and conditions, which the Initial Purchasers exercised in full on September 25, 2026. The Offering closed on September 29, 2026.

The Purchase Agreement contains customary representations, warranties, and covenants by the Company and the Guarantors and other terms and conditions customary in agreements of this type. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

Certain of the Initial Purchasers and/or their affiliates are agents and/or lenders under the Company’s Term Loan Credit Facility and accordingly, will receive a portion of the net proceeds from the Offering to the extent of such proceeds being used to repay amounts outstanding under the Term Loan Credit Facility.

Press Releases

On September 24, 2026, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

On September 24, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of September 29, 2026, by and among Delek US Holdings, Inc., as issuer, the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee.

4.2	Form of 0.00% Convertible Senior Notes due 2031 (included in Exhibit 4.1).

10.1	Form of Capped Call Transaction Confirmation.

99.1	Press release announcing the Offering, dated September 24, 2026.

99.2	Press release announcing the pricing of the Offering, dated September 24, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELEK US HOLDINGS, INC.

Dated: September 29, 2026	By:	/s/ Robert Wright
Robert Wright
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)